    As filed with the Securities and Exchange Commission on March 2, 1999.
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                   Hawaii                                        99-0208097
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

                             900 Richards Street,
                            Honolulu, Hawaii 96813
                                (808) 543-5662
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               ROBERT F. MOUGEOT
              Financial Vice President & Chief Financial Officer
                      Hawaiian Electric Industries, Inc.
                             900 Richards Street,
                            Honolulu, Hawaii 96813
                                (808) 543-5641
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:

            DAVID J. REBER, ESQ.                            DAVID P. FALCK, ESQ.
      Goodsill Anderson Quinn & Stifel              Winthrop, Stimson, Putnam & Roberts
             1099 Alakea Street                            One Battery Park Plaza
             Honolulu, HI 96813                              New York, NY 10004
               (808) 547-5600                                  (212) 858-1000

                               ----------------

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                            (Calculation of Registration Fee on following page)

  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                        CALCULATION OF REGISTRATION FEE

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
                                                             Proposed
                                                Proposed      Maximum
                                                 Maximum     Aggregate  Amount of
     Title of each Class of    Amount to be   Offering Price Offering  Registration
   Securities to be Registered Registered(1)    Per Unit*     Price*       Fee
-------------------------------------------------------------------------------
Medium-Term Notes,
 Series C.............    $300,000,000       100%       $300,000,000       (1)

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-------------------------------------------------------------------------------
 * Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(1) An aggregate principal amount of $6,000,000 of unsold Medium-Term Notes, Series B, registered by the registrant pursuant to Registration Statement No. 33-58820 are being carried forward to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $1,875 associated with such securities was previously paid. An aggregate principal amount/offering price of $200,000,000 of unsold Debt Securities, Trust Preferred Securities, Partnership Preferred Securities, Guarantees, Preferred Stock and Common Stock registered by the registrant (and affiliated entities) pursuant to Registration Statement Nos. 333-18809, 333-18809-01, 333-18809-02, 333-18809-03 and 333-18809-04 are also being carried forward to this Registration Statement pursuant to Rule 429 under the Securities Act of 1933. The registration fee of $60,606 associated with such securities was previously paid. Accordingly, the total amount of securities to which the prospectus pursuant to such Rule
    429 contained in this Registration Statement relates, when combined with the unsold securities registered pursuant to Registration Statement No. 33-58820 and Registration Statement Nos. 333-18809, 333-18809-01, 333-
    18809-02, 333-18809-03 and 333-18809-04, is $300,000,000, $94,000,000 of
    which are additional securities to be registered pursuant to this Registration Statement. A registration fee of $26,132 is being paid herewith in connection with the registration of said additional securities.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MARCH 2, 1999

PROSPECTUS

                                  $300,000,000
                       Hawaiian Electric Industries, Inc.

                          Medium-Term Notes, Series C
                Due from 9 Months to 30 Years from Date of Issue

                                  -----------

Hawaiian Electric Industries, Inc. ("HEI") may offer from time to time up to $300,000,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Medium-Term Notes" or the "Notes"). Each Note will be denominated in U.S. dollars and will include the following terms, unless different terms are described in the applicable pricing supplement:

 . A stated maturity date from 9 months to 30 years from date of issue

 . Interest payments on fixed rate Notes on each April 10 and October 10

 . Interest payments on floating rate Notes on a monthly, quarterly, semiannual or annual basis

 . Minimum denominations of $1,000 and integral multiples of $1,000

 . Redemption and/or repayment provisions, whether mandatory, at HEI's option, at the option of the holders or none at all

 . Book-entry (through The Depository Trust Company) or certificated form

 . Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

  . CD rate

  . Commercial paper rate

  . Federal funds rate

  . LIBOR

  . Prime rate

  . Treasury rate

  . Such other interest basis or interest rate formula as may be specified in the applicable pricing supplement

  HEI will specify final terms for each Note in the applicable pricing supplement, which may be different from the terms described in this prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

  HEI may sell the Notes to the Agents as principals for resale at varying or fixed offering prices or through the Agents as agents using their reasonable best efforts on HEI's behalf. Unless otherwise specified in the applicable pricing supplement, the price to the public for the Notes will be 100% of the principal amount. If HEI sells all of the Notes, HEI expects to receive proceeds of between $297,750,000 and $299,625,000 after paying the Agents' discounts and commissions of between $375,000 and $2,250,000 and before deducting expenses payable by HEI. HEI may also sell the Notes without the assistance of the Agents (whether acting as principal or as agent).

  The address of HEI's principal executive offices is 900 Richards Street, Honolulu, Hawaii 96813 and its telephone number is (808) 543-5662.

                                  -----------

Merrill Lynch & Co.                                         Goldman, Sachs & Co.
                                  -----------

               The date of this Prospectus is            , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
The Company................................................................   3
Ratio of Earnings to Fixed Charges.........................................   4
Use of Proceeds............................................................   4
Where You Can Find More Information........................................   5
Description of the Notes...................................................   6
  General..................................................................   6
  Interest Rate............................................................   8
  Book-Entry Notes.........................................................  17
  Redemption at the Option of HEI..........................................  19
  Repayment at the Option of the Holder....................................  19
  Discount Notes...........................................................  20
  Amortizing Notes.........................................................  21
  Other Provisions; Addenda................................................  21
  Restriction on Liens.....................................................  21
  Restriction on Sale-Leaseback Transactions...............................  23
  Restriction on Dispositions of HECO Shares...............................  23
  Consolidations, Mergers, Conveyances, Transfers or Leases................  24
  Absence of Restrictions on Certain Transactions..........................  24
  Events of Default........................................................  24
  Defeasance...............................................................  26
  Modification of Indenture and Waiver.....................................  27
  Regarding the Trustee....................................................  28
  Listing..................................................................  28
  Governing Law............................................................  28
Certain United States Federal Income Tax Consequences......................  28
  General..................................................................  28
  Payments of Interest.....................................................  29
  Original Issue Discount..................................................  29
  Short-Term Notes.........................................................  31
  Market Discount..........................................................  31
  Amortizable Bond Premium.................................................  32
  Election to Treat All Interest as OID....................................  32
  Sale, Exchange and Retirement of Notes...................................  33
  Backup Withholding and Information Reporting.............................  33
Plan of Distribution.......................................................  34
Validity of Notes..........................................................  35
Experts....................................................................  35

                               ----------------

      You should rely only on the following information contained or incorporated by reference in this prospectus and any pricing supplement. HEI has not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. HEI is not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any pricing supplement or the documents incorporated by reference is accurate only as of the date such information is given. HEI's business, financial condition and results of operations may have changed since those dates.

                                  THE COMPANY

      HEI was incorporated in 1981 under the laws of the State of Hawaii and is a holding company with subsidiaries engaged in the electric utility, savings bank, freight transportation and other businesses, primarily in the State of Hawaii, and also engaged in independent power and integrated energy services projects in Asia and the Pacific. HEI's predecessor, Hawaiian Electric Company, Inc. ("HECO"), was incorporated under the laws of the Kingdom of Hawaii (now the State of Hawaii) on October 13, 1891.

      As a result of a 1983 corporate reorganization, HECO became an HEI subsidiary, and common shareholders of HECO became common shareholders of HEI. HECO and its electric utility subsidiaries, Maui Electric Company, Limited ("MECO") and Hawaii Electric Light Company, Inc. ("HELCO"), are regulated operating public utilities providing the only public utility electric service on the islands of Oahu, Maui, Lanai, Molokai and Hawaii. HEI also owns directly or indirectly the following operating subsidiaries which comprise its principal diversified companies: American Savings Bank, F.S.B. ("ASB"), Hawaiian Tug & Barge Corp. ("HTB") and HEI Power Corp. ("HEIPC").

      ASB, a federal savings bank acquired in 1988, is the third largest financial institution in Hawaii based on total assets of $5.7 billion as of December 31, 1998, and had deposits of $3.9 billion as of December 31, 1998. HTB was acquired in 1986 and provides ship assist and charter towing services and owns Young Brothers, Limited, a regulated intrastate public carrier of waterborne freight among the Hawaiian Islands. HEIPC was formed in March 1995 to pursue independent power and integrated energy services projects in Asia and the Pacific, and through subsidiaries had committed (as of December 31, 1998) to invest up to an additional $84 million in connection with existing and planned projects. HEI also has a subsidiary with passive investments primarily in leveraged leases and, in September 1998, began winding down the land development and real estate investment businesses of its real estate subsidiaries.

      HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI's subsidiaries to pay dividends or make other distributions to HEI is subject to contractual and regulatory restrictions, including the provisions of an agreement with the Hawaii Public Utilities Commission (pertaining to the electric utility subsidiaries) and the capital requirements imposed on the savings bank, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will affect the ability of HEI and its subsidiaries to pay their indebtedness or significantly affect their operations as they are now being conducted.

      For additional information concerning HEI's and its subsidiaries' businesses and affairs, including their capital requirements and external financing plans, pending legal and regulatory proceedings and descriptions of certain laws and regulations to which those companies are subject, prospective purchasers should refer to the documents incorporated by reference that are listed under the caption "Where You Can Find More Information."

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following tables set forth the ratio of earnings to fixed charges for HEI and its subsidiaries for the periods indicated.

                                                     Years Ended December 31,
                                                     ------------------------
                                                     1994 1995 1996 1997 1998
                                                     ---- ---- ---- ---- ----
   Ratio of Earnings to Fixed Charges, excluding
    interest on ASB deposits........................ 2.31 2.02 1.93 1.89 1.85
                                                     ==== ==== ==== ==== ====
   Ratio including interest on ASB deposits......... 1.73 1.60 1.56 1.58 1.47
                                                     ==== ==== ==== ==== ====

      For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent the sum of (i) pretax income from continuing operations (excluding undistributed net income or net loss from less-than-fifty-percent-owned persons) and (ii) fixed charges (excluding capitalized interest). "Fixed charges" are calculated both excluding and including interest on ASB's deposits during the applicable periods and represent the sum of (i) interest, whether capitalized or expensed, but excluding interest on nonrecourse debt from leveraged leases which is not included in interest expense in HEI's consolidated statements of income, (ii) amortization of debt expense and discount or premium related to any indebtedness, whether capitalized or expensed, (iii) the interest factor in rental expense, (iv) the preferred stock dividend requirements of HEI's subsidiaries, increased to an amount representing the pretax earnings required to cover such dividend requirements and (v) the preferred securities distribution requirements of trust subsidiaries.

                                USE OF PROCEEDS

      HEI expects to use the net proceeds from the sale of the Notes to reduce its short-term debt, to repay other indebtedness (including refinancing previously issued Notes), to make investments in and loans to subsidiaries (principally to help finance their capital expenditure programs and their investments in subsidiaries and to retire debt) and for its working capital and general corporate purposes. The use of proceeds in connection with a particular issuance of Notes will be set forth in the applicable pricing supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is part of a registration statement filed with the SEC. The registration statement contains additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. HEI also files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that HEI files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies (such as HEI) that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives at the SEC's web site. HEI's SEC filings, and other information on HEI, may also be obtained on the Internet at its web site at www.hei.com.

      The SEC allows HEI to "incorporate by reference" the information that it files with the SEC, which means that HEI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. Later information that HEI files with the SEC will automatically update and supersede information in this prospectus or an earlier filed document. HEI has filed with the SEC and incorporates by reference the documents below:

     . Annual Report on Form 10-K for the year ended December 31, 1997.

     . Quarterly Reports on Form 10-Q for the quarters ended March 31,
       1998, June 30, 1998 and September 30, 1998.

     . Current Reports on Form 8-K dated August 3, 1998, September 3,
       1998, September 14, 1998, October 19, 1998, November 25, 1998,
       December 4, 1998 and February 23, 1999.

     . Any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934 (the "Exchange Act") if the filings are made prior to the time that all of the Notes are sold in this offering.

      You may request a free copy of any of these filings by writing or telephoning HEI at the following address or telephone number:

                              Hawaiian Electric Industries, Inc.
                              Attn: Investor Relations
                              P.O. Box 730
                              Honolulu, Hawaii 96808-0730
                              Telephone: (808) 543-7383

                            DESCRIPTION OF THE NOTES

      HEI will issue Notes under an Indenture, dated as of October 15, 1988, as supplemented by a Second Supplemental Indenture (collectively, the "Indenture"), between HEI and Citibank, N.A., as trustee (the "Trustee"). This prospectus briefly outlines some of the Indenture provisions. If you would like more information about the Indenture, you should review the Indenture as filed with the SEC. See "Where You Can Find More Information" on how to locate the Indenture and the supplements to the Indenture. You may also review the Indenture and its supplements at the Trustee's offices at 399 Park Avenue, New York, New York 10043.

      HEI provides information to you about the Notes in two separate documents. The first document is this prospectus, which provides general information concerning the Notes, some of which may not apply to a particular Note. The second document is a pricing supplement, which will provide final details about the terms of a specific Note and is filed with the SEC about the time the Note is sold. To the extent information in a pricing supplement about a specific Note you are purchasing differs from the information in this prospectus, you should rely on the specific information in the pricing supplement. This prospectus describes some, but not all, of the terms of the Notes, all of which may be varied by a pricing supplement.

      This prospectus includes summaries of the Notes and the Indenture. If the information in this prospectus differs from the information in the Notes or the Indenture, you should in all cases rely on the information in the Notes and the Indenture.

General

      The Notes are a single series of securities under the Indenture, except as described below under "Defeasance". The Indenture does not limit the amount of additional debt securities that HEI may issue in the future under additional supplements to the Indenture. Each series of debt securities, and each specific Note or other debt security of a series, may differ as to its terms. The Notes and all other debt securities which HEI has issued or may issue in the future under the Indenture will be referred to herein as the "Securities."

      The Indenture contains certain limitations on the ability of HEI to incur secured indebtedness. See "Restriction on Liens" and "Restriction on Sale-Leaseback Transactions." The Indenture does not impose restrictions on the ability of HEI's subsidiaries to incur any indebtedness, including secured indebtedness. Some of HEI's subsidiaries are subject to debt instruments which impose limitations on their ability to incur indebtedness and to grant security interests. These limitations are applicable, however, only so long as the related indebtedness is outstanding and, in any event, are not enforceable by holders of the Notes.

      Unless secured as described under "Restriction on Liens," the Notes will be unsecured obligations of HEI and will rank pari passu (that is, without priority and on the same creditor level in the event of a liquidation of HEI) with all other unsecured and unsubordinated indebtedness of HEI, including other Securities issued under the Indenture. As of December 31, 1998, the amount of HEI's total unsecured and unsubordinated indebtedness with which the Notes would have ranked pari passu was $272 million.

      The rights of HEI, and consequently its creditors, to participate in any distribution of the assets of any of its subsidiaries is subject to the prior claims of the creditors of such subsidiaries, except to the extent that claims of HEI in its capacity as a creditor are recognized. Accordingly, the Notes will be effectively subordinated to all obligations of such subsidiaries. As of December 31, 1998, $628 million of HEI's total consolidated indebtedness of $900 million was indebtedness of such subsidiaries.

      The Notes are currently limited to up to $300,000,000 aggregate principal amount. Each Note will mature and be due and payable on the maturity date stated in the Note (the "Stated Maturity"), which will be from nine months to thirty years from the Original Issue Date. Each Note will also be due and payable (in whole or in part) on any earlier date on which the principal or an installment of principal of a Note becomes due and payable, whether by a declaration of acceleration, call for redemption at the option of HEI, repayment at the option of the holder or otherwise as agreed to by the purchaser and HEI and specified in the specific Note and applicable pricing supplement. The date upon which a
Note is due and payable, whether the Stated Maturity or such earlier date, will be referred to as the "Maturity."

      Each Note will bear interest from the date of original issuance (the "Original Issue Date") at a fixed rate ("Fixed Rate Notes") or at a floating rate ("Floating Rate Notes") determined by reference to the Commercial Paper Rate, the Prime Rate, the London Interbank Offered Rate ("LIBOR"), the Treasury Rate, the Certificate of Deposit ("CD") Rate, the Federal Funds Rate or other interest rate basis, plus or minus a Spread and/or multiplied by a Spread Multiplier, if any, applicable to such Note. See "Interest Rate." HEI may also issue a Note ("Discount Notes") at a discount from the principal amount payable at its Stated Maturity and such Discount Note will bear no interest or will bear interest at a rate that is below market interest rates at the time of issuance.

      HEI may offer different interest rates at the same time depending upon, among other factors, the Stated Maturity of the Notes and the aggregate principal amount of Notes purchased in any single transaction. HEI may also offer Notes with different variable terms other than interest rates at the same time to different investors. HEI may change interest rates, interest rate formula and other variable terms of the Notes from time to time, but no change will affect any Note already issued or as to which an offer to purchase has been accepted by HEI.

      HEI will make payments of principal, premium, if any, and interest with respect to the Notes in United States dollars. HEI will issue Notes in fully registered book-entry form (each, a "Book-Entry Note"), except in certain limited circumstances, in which case HEI will issue Notes in certificated form (each, a "Definitive Note"). See "Book-Entry Notes." HEI will issue Notes in denominations of $1,000 and integral multiples of $1,000. Book-Entry Notes may be transferred or exchanged only through a participating member of The Depository Trust Company (or such other depositary as is identified in an applicable pricing supplement) (the "Depositary"). See "Book-Entry Notes." Registration of transfers of Definitive Notes will be made at the Corporate Trust Office of the Trustee. HEI and the Trustee will not charge any service charge for any such registration of transfer or exchange of Definitive Notes. HEI may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange (other than exchanges not involving any transfer).

      HEI will make payments of principal of, and premium, if any, and interest, if any, on Book-Entry Notes through the Trustee to the Depositary. See "Book-Entry Notes." In the case of Definitive Notes, HEI will pay principal and premium, if any, at the Maturity of each Definitive Note in immediately available funds upon presentation and surrender of the Definitive Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as HEI is entitled to designate. In the case of a permitted repayment on an Optional Repayment Date, HEI will make payment upon submission of a duly completed election form in accordance with the provisions described below. HEI will pay any interest due at the Maturity of a Definitive Note to the person to whom payment of the principal thereof and premium, if any, thereon shall be made. HEI will pay interest due on Definitive Notes other than at Maturity at the Corporate Trust Office of the Trustee or, at HEI's option, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. A holder of $10,000,000 or more in aggregate principal amount of Definitive Notes having the same Interest Payment Dates will be entitled to receive interest payments (other than at Maturity) by wire transfer of immediately available funds if the Trustee has received appropriate wire transfer instructions from the holder not less than 15 calendar days prior to the applicable Interest Payment Date. Any such wire transfer instructions received by the Trustee shall be effective until revoked by the holder.

      Reference is made to the pricing supplement applicable to each Note for the following terms:

     . the principal amount and purchase price of such Note (the "Issue
       Price"), which may be expressed as a percentage of the principal amount at which such Note will be issued;

     . the Original Issue Date of such Note;

     . the Stated Maturity of such Note;

     . whether such Note is a Fixed Rate Note, a Floating Rate Note and/or a Discount Note;

     . if such Note is a Fixed Rate Note, the annual interest rate, if any;

     . if such Note is a Floating Rate Note, the Base Rate or Rates, the
       Initial Interest Rate, the Interest Determination Date or Dates, the Interest Reset Date or Dates, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and/or Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any, and the Calculation Agent (if other than the Trustee), and any other terms relating to the particular method of calculating the interest rate for such Note;

     . if such Note is a Discount Note, the issue price and the annual interest rate, if any;

     . the date or dates from which any such interest shall accrue, if other than the Original Issue Date;

     . the terms for redemption, repayment or a sinking fund, if any; and

     . any other terms of such Note consistent with the provisions of the Indenture.

Interest Rate

General

      Each interest-bearing Note will bear interest from its Original Issue Date at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, specified in the Note and in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Interest payments on the Notes will be in an amount equal to the interest accrued from and including the immediately preceding Interest Payment Date (as defined below) in respect of which interest has been paid or duly made available for payment (or from and including the Original Issue Date, if no interest has been paid or duly made available for payment since that date) to but excluding the applicable Interest Payment Date or Maturity (each, an "Interest Period"). Interest will be payable in arrears to the holders of such Notes (which, in the case of Book-Entry Notes, will be a nominee of the Depositary) on the Regular Record Date (as defined below) for each Interest Payment Date and, in the case of interest payable at Maturity, to the person to whom principal shall be payable at Maturity.

      HEI will make the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date to the holder of the Note on the next Regular Record Date. The payment will be made on the Interest Payment Date following such next Regular Record Date. The "Regular Record Date" with respect to any Note shall be the date (whether or not a Business Day) that is 15 calendar days prior to the related Interest Payment Date. However, any interest not punctually paid or duly provided for will no longer be payable to the holder of the Note on the Regular Record Date and instead will be paid either (a) to the holder of record on a special record date to be fixed by the Trustee in accordance with the Indenture or (b) in such other lawful manner that is selected by HEI and deemed practicable by the Trustee.

Fixed Rate Notes

      HEI will pay interest on Fixed Rate Notes semiannually on April 10 and October 10 of each year (each, an "Interest Payment Date" with respect to Fixed Rate Notes), and at Maturity with respect to the principal then maturing. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the applicable payments may be made on the next Business Day. In such case, no interest will accrue on the amount so payable for such period of delay.

Floating Rate Notes

      Each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each, a "Base Rate"), which may be adjusted by a Spread and/or Spread Multiplier (each as described below). The applicable pricing supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note:

     . the Commercial Paper Rate (such Note being a "Commercial Paper Rate
       Note");

     . the Prime Rate (such Note being a "Prime Rate Note");

     . LIBOR (such Note being a "LIBOR Note");

     . the Treasury Rate (such Note being a "Treasury Rate Note");

     . the CD Rate (such Note being a "CD Rate Note");

     . the Federal Funds Rate (such Note being a "Federal Funds Rate
       Note"); or

     . such other Base Rate or interest rate formula as is set forth in such pricing supplement and in such Floating Rate Note.

      If the Base Rate for a Note is LIBOR, the applicable pricing supplement and Note will also specify the Designated LIBOR Page, as explained below.

      The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or Rates (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the pricing supplement to be added to or subtracted from the Base Rate for such Note to calculate the interest rate for such Floating Rate Note. The "Spread Multiplier" is the percentage specified in the pricing supplement to be multiplied by the Base Rate (or by the Base Rate increased or decreased by the Spread) to calculate the interest rate for such Floating Rate Note. The "Index Maturity" for any Floating Rate Note is the period to maturity of the instrument or obligation from which the Base Rate or Rates is calculated.

      The interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions below. Except as set forth above or in an applicable pricing supplement, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

      Interest Reset Dates. The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each, an "Interest Reset Date"), as specified in the applicable Note and pricing supplement. The Interest Reset Date will be as follows:

         Type of Floating Rate Note              Interest Reset Date
     ---------------------------------  -------------------------------------
     Notes which reset daily..........  Each Business Day

     Notes (other than Treasury Rate
      Notes) which reset weekly.......  Wednesday of each week

     Treasury Rate Notes which reset
      weekly..........................  Tuesday of each week

     Notes which reset monthly........  Third Wednesday of each month

     Notes which reset quarterly......  Third Wednesday of March, June,
                                         September and December of each year

     Notes which reset semiannually...  Third Wednesday of two months of each year as specified in the applicable
                                         Note and pricing supplement

     Notes which reset annually.......  Third Wednesday of one month of each year as specified in the applicable
                                         Note and pricing supplement

      Notwithstanding the foregoing, (a) the interest rate in effect from the Original Issue Date to the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as set forth in the applicable Note and pricing supplement) and (b) the interest rate in effect for the ten days immediately prior to Maturity of a Floating Rate Note will be that in effect on the tenth day preceding Maturity. Any Interest Reset Date that does not fall on a Business Day will be postponed to the next Business Day. In the case of a LIBOR Note, however, if such next succeeding Business Day falls in the next calendar month, the Interest Reset Date will be the preceding Business Day. The term "Business Day" means any day other than a Saturday or Sunday or any other day on which banks in The City of New York are generally authorized or obligated by law or executive order to close and, with respect to LIBOR Notes, is also a London Business Day. As used herein, "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      Interest Payment Dates. Except as provided below or in an applicable pricing supplement, interest will be payable on the following dates ("Interest Payment Dates" with respect to Floating Rate Notes):

         Type of Floating Rate Note              Interest Payment Date
     ---------------------------------  --------------------------------------
     Notes which reset daily, weekly
      or monthly......................  Third Wednesday of each month or the third Wednesday of March, June,
                                         September and December of each year,
                                         as specified in the applicable Note
                                         and pricing supplement

     Notes which reset quarterly......  Third Wednesday of March, June,
                                         September and December of each year

     Notes which reset semiannually...  Third Wednesday of the two months of each year specified in the applicable
                                         Note and pricing supplement

     Notes which reset annually.......  Third Wednesday of the month of each year specified in the applicable Note
                                         and pricing supplement

     All Notes........................  At Maturity with respect to the principal then maturing

      If any Interest Payment Date for any Floating Rate Note, other than at Maturity, falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day and no interest on such payment will accrue for such period of delay. In the case of a LIBOR Note, however, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note does not fall on a Business Day, the applicable payment may be made on the next succeeding Business Day, and no interest on such payment shall accrue for such period of delay.

      Interest Determination Dates. The Interest Determination Dates for Floating Rate Notes pertaining to an Interest Reset Date will be as follows:

         Type of Floating Rate Note           Interest Determination Date
     ---------------------------------  ---------------------------------------
     Commercial Paper Rate Note.......  Second Business Day preceding such
                                         Interest Reset Date

     Prime Rate Note..................  Second Business Day preceding such
                                         Interest Reset Date

     CD Rate Note.....................  Second Business Day preceding such
                                         Interest Reset Date

     Federal Funds Rate Note..........  Second Business Day preceding such
                                         Interest Reset Date

     LIBOR Note.......................  Second London Business Day preceding such Interest Reset Date

     Treasury Rate Note...............  Day of the week in which such Interest
                                         Reset Date falls on which day Treasury
                                         bills would normally be auctioned by
                                         the U.S. Department of the Treasury,
                                         as described below

     Note with two or more Base         Most recent Business Day that is at
      Rates...........................   least two Business Days prior to the
                                         applicable Interest Reset Date for
                                         such Floating Rate Note on which each
                                         Base Rate is determinable

      Treasury bills are generally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date for the Treasury Rate Note pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date with respect to a Treasury Rate Note shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the Business Day next succeeding such auction date.

      Each Base Rate will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

      Maximum and Minimum Interest Rates. The pricing supplement applicable to a Floating Rate Note may provide that such Note has either or both of (a) a maximum limitation, or ceiling, on the rate of interest which may accrue during any Interest Period (a "Maximum Interest Rate"), and (b) a minimum limitation, or floor, on the rate of interest which may accrue during any Interest Period (a "Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York or Hawaii law, whichever is lower, as the same may be modified by United States law of general application.

Floating Rate Determinations and Calculations

      Except as otherwise provided herein, all percentages resulting from any calculations on any Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded up, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on any Floating Rate Notes will be rounded to the nearest cent (with one half cent being rounded up).

      Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the applicable Interest Period. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, CD Rate Notes or Federal Funds Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rate applied, as specified in the applicable Note and pricing supplement.

      The Trustee shall be the calculation agent (the "Calculation Agent") and shall calculate the interest rate on Floating Rate Notes on or before each Calculation Date. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error. The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

      The Calculation Agent shall determine each Base Rate in accordance with the following provisions. To the extent a Base Rate is determined by reference to the offered rates or quotations of dealers, banks, trust companies, brokers or others selected by the Calculation Agent as described below, such parties may include the Calculation Agent, the Agents and/or their respective affiliates, as the case may be.

      Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

      The "Commercial Paper Rate," with respect to each Interest Reset Date, will be determined by the Calculation Agent on the Calculation Date and will be the Money Market Yield (as defined below) as of the Interest Determination Date next preceding such Interest Reset Date of the rate for commercial paper having the Index Maturity specified in the applicable Note and pricing supplement, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication (such publication being hereinafter called "H.15(519)"), under the heading "Commercial Paper-Nonfinancial". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate with respect to such Interest Reset Date will be the Money Market Yield on the applicable Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Note and pricing supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities", or any successor publication (such publication being hereinafter called "Composite Quotations"), under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate will be calculated by the

Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, in its discretion, for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization. If the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as described in the preceding sentence, the Commercial Paper Rate with respect to such Interest Reset Date will be the Commercial Paper Rate in effect under the Note on such Interest Determination Date.

      "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                         Money Market Yield = DX360X100
                                           ----------
                                           360-(DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

      Prime Rate Notes. Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

      The "Prime Rate," with respect to each Interest Reset Date, will be determined by the Calculation Agent on the Calculation Date and will be the rate as of the Interest Determination Date next preceding such Interest Reset Date as published in H.15(519) under the heading "Bank Prime Loan". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on such Interest Determination Date on the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen USPRIME1 Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page as of the applicable Interest Determination Date, the Prime Rate with respect to such Interest Reset Date will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates. If the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting rates as described in the preceding sentence, the Prime Rate with respect to such Interest Reset Date will be the Prime Rate in effect on such Interest Determination Date.

      LIBOR Notes. Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier if any) specified in the LIBOR Notes and in the applicable pricing supplement.

      "LIBOR," with respect to each Interest Reset Date, will be determined by the Calculation Agent in accordance with the following provisions:

     . With respect to an Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Note and pricing supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in U.S. dollars having the Index Maturity specified in such Note and pricing supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date, or
       (b) if "LIBOR Telerate" is specified in the applicable Note and pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable Note and pricing supplement as the method for calculating LIBOR, the rate for deposits in U.S. dollars having the Index Maturity specified in such Note and pricing supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears where the Designated LIBOR Page provides only for a single rate, LIBOR on such Interest Determination Date will be determined in accordance with the provisions described in the following paragraph.

     . With respect to an Interest Determination Date on which fewer offered rates appear than are required in the preceding paragraph, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include the Agents or their affiliates) in the London interbank market as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Note and pricing supplement, commencing on the applicable Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the Index Maturity specified in the applicable Note and pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If the banks so selected by the Calculation Agent are not quoting rates as described in the preceding sentence, LIBOR determined as of such Interest Determination Date will be LIBOR in effect under the Note on such Interest Determination Date.

      "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display in the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

      Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and in the applicable pricing supplement.

      The "Treasury Rate," with respect to each Interest Reset Date, will be determined by the Calculation Agent on the Calculation Date and will be the rate for the auction held on the Interest Determination Date next preceding such Interest Reset Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Note and pricing supplement as published in H.15(519) under the heading "Treasury bills-auction average (investment)". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in H.15(519), then the Treasury Rate shall be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise reported by the U.S. Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Note and pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on the applicable Interest Determination Date, then the Treasury Rate will be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent rounded as aforesaid) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, in its discretion, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Note and pricing supplement. If the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in the preceding sentence, the Treasury Rate with respect to such Interest Reset Date will be the Treasury Rate in effect under the Note on such Interest Determination Date.

      CD Rate Notes. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable pricing supplement.

      The "CD Rate," with respect to each Interest Reset Date, will be determined by the Calculation Agent on the Calculation Date and will be the rate as of the Interest Determination Date next preceding such Interest Reset Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Note and pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate with respect to such Interest Reset Date shall be the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable Note and pricing supplement as published in the Composite Quotations under the heading "Certificates of Deposit". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the CD Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States certificates of deposit of major United States money center banks with a remaining maturity closest to the Index Maturity specified in the applicable Note and pricing supplement in United States dollars. If the dealers selected as aforesaid by the Calculation Agent are not quoting rates as described in the preceding sentence, the CD Rate with respect to such Interest Reset Date will be the CD Rate in effect under the Note on such Interest Determination Date.

      Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

      The "Federal Funds Rate," with respect to each Interest Reset Date, will be determined by the Calculation Agent on the Calculation Date and will be the rate as of the Interest Determination Date next preceding such Interest Reset Date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Calculation Date, then the Federal Funds Rate with respect to such Interest Reset Date will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, the Federal Funds Rate with respect to such Interest Reset Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on the applicable Interest Determination Date, for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent. If the brokers selected as aforesaid by the Calculation Agent are not quoting rates as described in the preceding sentence, the Federal Funds Rate with respect to such Interest Reset Date will be the Federal Funds Rate in effect under the Note on such Interest Determination Date.

Book-Entry Notes

      Except as described below, the Notes will be issued as Book-Entry Notes and represented by one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), or such other Depositary as is designated by HEI, and registered in the name of a nominee of the Depositary.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The Agents are Direct Participants of the Depositary. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

      Upon issuance, all Book-Entry Notes having the same issue price, issue date, maturity date, interest rate, redemption and repayment provisions, if any, and interest payment dates will be represented by one or more Global Securities and will be deposited with DTC or its custodian. If, however, the aggregate principal amount of any issue exceeds $200 million, one Global Security will be issued with respect to each $200 million of principal amount and an additional Global Security will be issued with respect to any remaining principal amount of such issue.

      So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be the sole holder of the Book-Entry Notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the beneficial owners of the Global Security or Securities representing Book-Entry Notes will not be entitled to receive physical delivery of Definitive Notes and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Book-Entry Notes shall be so exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the Depositary and, if such beneficial owner is not a Participant, on the procedures of the Participant through which such beneficial owner owns its interest in order to exercise any rights of a holder under such Global Security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security representing Book-Entry Notes.

      Purchases of Book-Entry Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for such Book-Entry Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Note ("beneficial owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Security representing Book-Entry Notes are to be accomplished by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests of a Global Security representing Book-Entry Notes, except in the event that use of the book-entry system for such Book-Entry Notes is discontinued.

      To facilitate subsequent transfers, all Global Securities representing Book-Entry Notes which are deposited with, or on behalf of, the Depositary are registered in the name of the Depositary's nominee, Cede & Co. The deposit of Global Securities with, or on behalf of, the Depositary and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Securities representing the Book-Entry Notes. DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      If applicable, redemption notices will be sent to Cede & Co. as registered holder of the Book-Entry Notes. If less than all of the Notes within an issue are being redeemed, DTC will determine in accordance with its usual procedures the amount of the interest of each Direct Participant to be redeemed.

      Neither DTC nor Cede & Co. will itself consent or vote with respect to the Global Securities representing Book-Entry Notes. Under its usual procedures, DTC mails an omnibus proxy (the "Omnibus Proxy") to HEI as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      So long as the Notes are Book-Entry Notes, principal, premium (if any) and interest payments on such Book-Entry Notes will be made by HEI in immediately available funds through the Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, the Agents or HEI, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium (if any) and interest to DTC is the responsibility of HEI and the Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the beneficial owners is the responsibility of Direct and Indirect Participants.

      A beneficial owner shall give notice of its exercise of any option it may have to elect to have its Book-Entry Notes repaid by HEI, through its Participant, to the Trustee, and shall effect delivery of such Book-Entry Notes by causing the Direct Participant to transfer to the Trustee the Participant's interest in the Global Security or Securities representing such Book-Entry Notes on the Depositary's records. The requirement for physical delivery of Book-Entry Notes in connection with the exercise of a beneficial owner's option for repayment will be deemed satisfied when the ownership rights in the Global Security or Securities representing such Book-Entry Notes are transferred by Direct Participants to the Trustee on the Depositary's records.

      Each Global Security representing Book-Entry Notes will be exchangeable for Definitive Notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (i) the Depositary notifies HEI that it is unwilling or unable to continue as Depositary for the Global Securities or HEI becomes aware that the Depositary has ceased to be a clearing agency registered under the Exchange Act and, in either such case, HEI shall not have appointed a successor to the Depositary within 90 days thereafter, (ii) HEI, in its sole discretion, determines that the Global Securities will be exchangeable for Definitive Notes or (iii) an Event of Default will have occurred and be continuing with respect to the Notes under the Indenture. Upon any such exchange, the Definitive Notes will be registered in the names of the beneficial owners of the Global Security or Securities representing Book-Entry Notes, which names will be provided by the Depositary's relevant Participants (as identified by the Depositary) to the Trustee.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that HEI believes to be accurate, but HEI assumes no responsibility for the accuracy thereof. HEI assumes no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Redemption at the Option of HEI

      The Notes will not be subject to any sinking fund. The Notes will be redeemable at the option of HEI prior to the Stated Maturity only if a Redemption Commencement Date and an Initial Redemption Percentage are specified in the applicable Note and pricing supplement. If so specified, the Notes will be subject to redemption at the option of HEI on any date on and after the applicable Redemption Commencement Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum denomination), at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the date of redemption, on written notice given to the holders thereof not less than 30 nor more than 60 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture. "Redemption Price", with respect to a Note, means an amount equal to the Initial Redemption Percentage specified in the applicable Note and pricing supplement (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount to be redeemed. The Initial Redemption Percentage, if any, applicable to a Note shall decline at each anniversary of the Redemption Commencement Date by an amount equal to the Annual Redemption Percentage Reduction (if any) specified in the applicable Note and pricing supplement, until the Redemption Price is equal to 100% of the unpaid principal amount to be redeemed. If any Note is redeemed in part, a new Note of like tenor for the unredeemed portion and otherwise having the same terms as the partially redeemed Note will be issued in the name of the holder upon presentation and surrender of the partially redeemed Note. For a discussion of the redemption of Discount Notes, see "Discount Notes."

Repayment at the Option of the Holder

      The Notes will be repayable by HEI at the option of the holders thereof prior to the Stated Maturity only if one or more Optional Repayment Dates are specified in the applicable Note and pricing supplement. If so specified, the Notes will be subject to repayment at the option of the holders thereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum denomination as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued thereon to the date of repayment. For any Note to be repaid, such Note must be received, together with the form entitled "Option to Elect Repayment" duly completed, by the Trustee at its office maintained for such purpose in the Borough of Manhattan in The City of New York, or in such other location as HEI selects in conformity with the Indenture, not less than 30 nor more than 60 calendar days prior to the date of repayment. If any Note is repaid in part, a new Note of like tenor for the unpaid portion and otherwise having the same terms as the partially repaid Note will be issued in the name of the holder upon presentation and surrender of the partially repaid Note. For a discussion of the repayment of Discount Notes, see "Discount Notes."

      Only the Depositary may exercise a repayment option in respect of Global Securities representing Book-Entry Notes. Accordingly, beneficial owners of Global Securities that desire to exercise their repayment option, if any, with respect to all or any portion of the Book-Entry Notes represented by such Global Securities, must instruct the Participant through which they own their interest to direct the Depositary to exercise the repayment option on their behalf by delivering the related Global Security and duly completed election form to the Trustee as aforesaid. In order to ensure that such Global Security and election form are received by the Trustee on a particular day, the applicable beneficial owner must so instruct the Participant through which it owns its interest before such Participant's deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the Participant through which it owns an interest in a Global Security for the Participant's deadline for receiving repayment instructions. In addition, at the time such instructions are given, each such beneficial owner shall cause the Participant through which it owns its interest to transfer such beneficial owner's interest in the Global Security or Securities representing the related Book-Entry Notes, on the Depositary's records, to the Trustee. The exercise of an option to elect repayment shall be irrevocable. See "Book-Entry Notes."

      If applicable, HEI will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder, and any other securities laws or regulations, in connection with any such repayment.

Discount Notes

      HEI may offer Discount Notes from time to time that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity. Such Discount Notes will bear no interest or will bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a Discount Note and 100% of the principal amount of the Note is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of a Discount Note, the amount payable to the holder of such Discount Note will be equal to the sum of (i) the Issue Price (increased by an accrual of Discount) and, in the event of any redemption of such Discount Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued thereon to the date of such redemption, repayment or acceleration of maturity, as the case may be.

      For purposes of determining the amount of Discount that has accrued as of any date on which redemption, repayment or acceleration of maturity occurs for a Discount Note, such Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Note (with ratable accruals within a compounded period), a coupon rate equal to the initial coupon rate applicable to such Discount Note and an assumption that the maturity of such Discount Note will not be accelerated. If the period from the date of issue to the initial Interest Payment Date for a Discount Note (the "Initial Period") is shorter than the compounded period for such Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

      The accrual of the applicable Discount may differ from the accrual of original issue discount, certain Discount Notes may not be treated as having original issue discount, and Notes other than Discount Notes may be treated as issued with original issue discount, in each case for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Amortizing Notes

      HEI may from time to time offer Notes with the amount of principal thereof and interest thereon payable in installments over the term of such Notes ("Amortizing Notes"). Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth a principal repayment schedule for such Amortizing Notes.

Other Provisions; Addenda

      Any provisions of a Note, including but not limited to the specification and determination of one or more Base Rates, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Stated Maturity and any redemption or repayment provisions, may be modified by the terms specified under "Other Provisions" in the Note or in an Addendum to the Note, if so specified in the Note (or any Addendum to the Note) and in the applicable pricing supplement.

Restriction on Liens

      Except as described below, HEI will not create, incur, issue, assume, permit or suffer to exist any Indebtedness (as defined below) secured after the date of the Indenture by any security interest on any property of HEI (including, without limitation, property of HEI consisting of any share or shares of capital stock or indebtedness of any subsidiary of HEI), whether such property, shares or indebtedness are owned by HEI at the date of the Indenture or thereafter acquired, without effectively providing concurrently therewith that the Securities, including the Notes (together, at the option of HEI, with any other indebtedness ranking equally with the Securities and then existing or thereafter created), shall be secured equally and ratably with (or prior to) the Indebtedness so created, incurred, issued, assumed, permitted or suffered to exist.

      The foregoing restrictions do not limit the ability of any subsidiary of HEI to incur, issue, assume, permit or suffer to exist any of its own indebtedness or to grant security interests on any of its properties. The foregoing restrictions also do not apply to:

          (1) security interests on any property acquired, constructed or improved by HEI or on any shares of capital stock or indebtedness of any subsidiary acquired by HEI after the date of the Indenture which security interests are created or assumed at the time of or within 270 days after the acquisition of, or the expenditure of the costs of construction or improvements of, and which secure the payment of all or any part of the purchase price of, such property, shares of capital stock or indebtedness, or which secure payment of all or any part of the cost of any such construction or improvements, provided that, in the case of any such acquisition, construction or improvement, such security interest does not apply to any property or shares of capital stock or indebtedness owned by HEI other than that acquired, constructed or improved except, in the case of any such construction or improvement, any real property on which the property is so constructed or the improvement is located;

          (2) security interests which exist on any property, shares of capital stock or indebtedness at the time of acquisition of such property, shares or indebtedness by HEI;

          (3) security interests which exist on any property of a corporation or other Person (as defined below) at the time such corporation is merged with or into or consolidated with HEI or at the time of a sale or transfer of the properties of such corporation or other Person as an entirety or substantially as an entirety to HEI;

          (4) security interests in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, (A) to secure partial progress, advance or other payments pursuant to any contract or statute, (B) to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of any property, shares of capital stock or indebtedness subject to such security interests, or (C) to secure the cost of constructing or improving any property subject to such security interests (including, without limitation, security interests incurred in connection with pollution control, industrial revenue or similar financings);

          (5) security interests on any property arising in connection with any defeasance, covenant defeasance or in substance defeasance of any Indebtedness pursuant to express contractual provisions or generally accepted accounting principles;

          (6) security interests on any capital stock of any corporation which is registered in the name of HEI or otherwise owned by or held for the benefit of HEI which may constitute "margin stock" as such term is defined in Section 207.2(i) of Title 12 of the Code of Federal Regulations (or any successor provisions); and

          (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any security interest referred to above in clauses (1)-(6), inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the original principal amount of Indebtedness and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of capital stock or indebtedness which was subject to the security interest so extended, renewed or replaced.

      Notwithstanding the foregoing, HEI may, without equally and ratably securing the Securities, create, incur, issue, assume, permit or suffer to exist Indebtedness secured by any security interest not excepted by the foregoing clauses (1) through (7), inclusive, if the aggregate amount of such Indebtedness, together with all other Indebtedness of HEI existing at such time and secured by security interests not so excepted, does not exceed 10% of Consolidated Net Tangible Assets (as defined below).

      "Indebtedness" means (1) any indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (2) all deferred indebtedness (including, without limitation, capitalized leases) for the payment of the purchase price of property or assets purchased, and (3) all guaranties, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise to acquire, indebtedness of the types described in clauses (1) and (2) above.

      "Consolidated Net Tangible Assets" means the total amount of assets appearing on the consolidated balance sheet of HEI and its subsidiaries less, without duplication: (a) all current liabilities (excluding any thereof which are by their terms extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of determination); (b) all reserves for depreciation and other asset valuation reserves but excluding any reserves for deferred federal income taxes arising from accelerated amortization or otherwise; (c) all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on such balance sheet; and (d) all appropriate adjustments on account of minority interests of other persons holding common stock in any subsidiary. The Indenture states that Consolidated Net Tangible Assets are determined in accordance with generally accepted accounting principles and as of a date not more than 90 days prior to the happening of the event for which such determination is being made.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any governmental agency or political subdivision.

Restriction on Sale-Leaseback Transactions

      HEI may not engage in any Sale-Leaseback Transaction unless the amount of Sale-Leaseback Debt resulting from such transaction plus the aggregate of all other Sale-Leaseback Debt then existing, does not exceed 5% of Consolidated Net Tangible Assets. However, if a Sale-Leaseback Transaction would result in the amount of Sale-Leaseback Debt exceeding the foregoing limitation, then such transaction is permitted, but only if the excess amount of Sale-Leaseback Debt, if treated as Indebtedness secured by a security interest for the purposes of the restrictions described under "Restriction on Liens", would be permissible under such restrictions, and provided further that the amount of such excess shall be treated as Indebtedness for such purpose and not as Sale-Leaseback Debt.

      "Sale-Leaseback Transaction" means any sale by HEI to any person (other than HEI or a subsidiary) after the date of the Indenture of any property owned by HEI, which sale occurs more than 270 days after the later of the acquisition, completion of construction or commencement of commercial operations of such property by HEI, if, as part of the same transaction or series of transactions, HEI leases as lessee for a period of three years or longer the same property or other substantially equivalent property which it intends to use for substantially the same purposes pursuant to a lease which contains an option or right to repurchase said property.

      "Sale-Leaseback Debt" means, as to any particular lease entered into in a Sale-Leaseback Transaction, at any date as of which the amount thereof is to be determined, the total net amount of rent (determined in accordance with generally accepted accounting principles) required to be paid under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum which would then be used to determine lease classification under generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. The term "Sale-Leaseback Debt" excludes any part thereof representing any extension, renewal or replacements (or successive extensions, renewals or replacements) of Indebtedness secured by any security interest existing at the date of the Indenture, provided that the Sale-Leaseback Transaction resulting in such Sale-Leaseback Debt is limited to all or a part of the property (plus improvements and construction on such property) which was subject to the security interest securing the Indebtedness so extended, renewed or replaced.

Restriction on Dispositions of HECO Shares

      HEI currently holds 100% of the outstanding common stock of HECO. HEI will not sell, transfer or otherwise dispose of, and will not permit HECO to issue, sell, transfer or otherwise dispose of, any shares of capital stock of any class or classes of HECO ordinarily having voting power for the election of HECO's board of directors. This covenant will not restrict the issuance, sale, transfer or other disposition of HECO's voting shares to HEI or to any of HEI's direct or indirect wholly-owned subsidiaries. The covenant also will not restrict (i) sales or transfers by HECO of preferred stock or other classes of capital stock of HECO which do not ordinarily have voting power in the election of HECO's Board of Directors or of the capital stock of its subsidiaries, (ii) consolidations of HECO or mergers of HECO with or into HEI or any of its direct or indirect wholly-owned subsidiaries, or (iii) consolidations or mergers of HECO with or into any other corporation if the corporation formed by such consolidation or merger is a direct or indirect wholly-owned subsidiary of HEI.

Consolidations, Mergers, Conveyances, Transfers or Leases

      HEI will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person or permit any Person to consolidate with or merge into HEI or convey, transfer or lease its properties and assets substantially as an entirety to HEI unless certain conditions are met, including the conditions that:

     . the corporation formed by such consolidation or into which HEI is merged, or the Person which acquires by conveyance or transfer or which leases the property and assets of HEI substantially as an entirety, is a Person organized and existing in corporate form under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest (if any) on all the Securities and the performance of all of the covenants of HEI under the Indenture;

     . immediately after giving effect to such transaction no Event of Default, and no event which after notice and lapse of time would become an Event of Default, has occurred and is continuing; and

     . HEI has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, as provided in the Indenture.

Absence of Restrictions on Certain Transactions

      Other than the restrictions on liens, sale and leaseback transactions and consolidations, mergers, conveyances, transfers and leases described above, the Indenture and the Notes do not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving HEI or in the event of a recapitalization, merger or other transaction (leveraged or otherwise) involving HEI, its affiliates or its management.

Events of Default

      Each of the following is an Event of Default under the Indenture with respect to any series of Securities outstanding thereunder, including the Notes as a series of Securities:

     . failure to pay any interest on any Security of such series when due and payable and continuation of such failure for 30 days;

     . failure to pay any principal of (or premium, if any, on) any Security of such series when due and payable and continuance of such failure for a period of three Business Days;

     . failure to deposit any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such failure for a period of three Business Days;

     . failure to perform or the breach of any covenant or warranty of HEI made in or pursuant to the Indenture (other than a covenant or warranty of HEI made in or pursuant to the Indenture solely for the benefit of one or more series of Securities other than such series), continued for 60 days after written notice to HEI by the Trustee, or to HEI and the Trustee by the holders of at least 10% in principal amount of the Securities of such series outstanding under the Indenture as provided in the Indenture;

     . failure to pay when due and payable after the expiration of any applicable grace period, any portion of the principal of indebtedness of HEI pursuant to a bond, debenture, note or other evidence of indebtedness in excess of $5,000,000 (including a default with respect to Securities of any series other than that series), or acceleration of such indebtedness for other default thereunder, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after written notice to HEI by the Trustee or to HEI and the Trustee by the holders of at least 10% in principal amount of the Securities of such series outstanding under the Indenture (provided that this Event of Default shall be inapplicable if and so long as HEI is contesting in good faith such payment obligation or such acceleration and HEI has received the written opinion of counsel that it has a meritorious position with respect thereto);

   .  certain events of bankruptcy, insolvency or reorganization; and

   . any other Event of Default specified with respect to Securities of such series.

An Event of Default with respect to any other series of Securities issued under the Indenture will not necessarily constitute an Event of Default with respect to the Notes.

      The Trustee must, within 90 days after a default occurs with respect to a series of Securities, transmit by mail to all holders of such series notice of such default, unless it has been cured or waived (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice of a default, except a default in the payment of principal, premium, if any, or interest, if and so long as the Trustee determines in good faith (through its board, executive committee, trust committee or certain officers specified in the Indenture) that the withholding of such notice is in the interest of such holders. In the case of any default or breach of any covenant or warranty, except for a default or breach that is specifically addressed in the Indenture, no notice of such default or breach shall be given to holders for at least 30 days after the occurrence of such default or breach.

      If an Event of Default with respect to any series of outstanding Securities issued under the Indenture (including the Notes) shall occur and be continuing, then either the Trustee or the holders of not less than 25% in principal amount of the outstanding Securities of such series may declare the principal amount (or if any of the Securities of such series are Discount Notes or similar securities, such portion of the principal amount as may be specified thereon) of all of the Securities of such series to be due and payable immediately; provided, however, that at any time after a declaration of acceleration of the Securities of any series and before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of the outstanding Securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default with respect to the Securities of such series, other than the nonpayment of the principal of the Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. Any money collected by the Trustee pursuant to the exercise of its rights upon an Event of Default shall be applied first to amounts owing to the Trustee under the Indenture.

      No holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and the holders of at least 25% in aggregate principal amount of the outstanding Securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

      For purposes of the preceding two paragraphs a series of Securities will not deemed to be outstanding if HEI takes certain steps to discharge its obligations relating to that series. See "Defeasance".

      HEI will be required to furnish to the Trustee annually a statement as to the performance by HEI of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

Defeasance and Discharge

      Subject to election by HEI, which election HEI has made with respect to the Notes, the Indenture provides that HEI will be discharged from any and all obligations in respect of a series of Securities (except for certain obligations to register the transfer or exchange of Securities of such series, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee or any other trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on such Securities at least one day prior to the dates on which such payments are due in accordance with the terms of the Indenture and such Securities. Such a trust may only be established if, among other things required by the Indenture, HEI delivers to the Trustee an opinion of counsel to the effect that HEI has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax laws and regulations (including a change in the official interpretation by the Internal Revenue Service) to the effect that holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants and Certain Events of Default

      Subject to election by HEI, which election HEI has made with respect to the Notes, the Indenture provides that with respect to a series of the Securities HEI may omit to comply with certain restrictive covenants, including those described under "Restrictions on Liens" and "Restriction on Sale-Leaseback Transactions" above, and the Event of Default described in the fourth bullet point under "Events of Default" above, shall be inapplicable to Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on such Securities at least one day prior to the date on which such payments are due in accordance with the terms of the Indenture and such Securities. The obligations of HEI under the Indenture and such Securities other than with respect to the covenants referred to above and the Events of Default other than the Event of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things required by the Indenture, HEI has delivered to the Trustee an opinion of counsel to the effect that the holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Designation of a Portion of a Series as a New Series

      It is contemplated that a single series of the Securities, such as the Notes, will be created which would include Securities with sufficiently different terms that some of them (e.g., fixed rate Securities), but not others of them (e.g., floating rate Securities), would readily be the subject of defeasance and discharge or covenant defeasance, as described below. In order to facilitate such defeasance or covenant defeasance, HEI acting by board resolution of its Board of Directors shall have the right, at any time or from time to time, unilaterally to designate a portion of the Securities of any series, which is to be the subject of such defeasance or covenant defeasance, as a separate series under the Indenture, with the remainder to be unaffected as to series designation by such action, and to assign a new series designation thereto to distinguish the Securities of such new series from all other Securities. Thereafter, the Securities included in such new series, on the one hand, and the remainder of such Securities, on the other hand, shall be of different series for all purposes under the Indenture, and provisions in the Indenture or in any Security which apply to each series separately or otherwise depend upon or relate to series designation, shall give effect to such action by HEI, but the provisions of the Indenture and of any Security shall otherwise be unaffected thereby.

Covenant Defeasance and Certain Other Events of Default

      In the event that HEI exercises its option to omit compliance with certain covenants of the Indenture with respect to the Notes as described above and the Notes are declared due and payable prior to the Stated Maturity because of the occurrence of any then-applicable Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, HEI shall remain liable for such payments.

Modification of Indenture and Waiver

      Without the consent of any holders of Securities, HEI and the Trustee may enter into one or more supplemental indentures for certain purposes enumerated in the Indenture, such as to evidence succession to HEI of another corporation, to cure ambiguities in the Indenture or to make any other provisions that shall not adversely affect the interests of the holders of Securities of any series in any material respect. The consent of the holders of not less than 66 2/3% in principal amount of the Securities of each series affected by a supplemental indenture is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to such supplemental indenture. No such supplemental indenture will, however, without the consent of the holders of each outstanding Security under the Indenture of each such series directly affected thereby:

     . change the Stated Maturity of, or any installment of, principal of or interest on, any Security, or reduce the principal thereof or the rate of interest thereon or redemption premium payable thereon, or shorten the time period during which such Security may not be redeemed at the option of HEI, or reduce the amount of principal of a Discount Note that would be due and payable upon a declaration of acceleration of the Stated Maturity, or otherwise modify the terms of payment of or the place of payment for the principal thereof or interest or redemption premium thereon;

     . reduce the percentage of principal amount of the outstanding
       Securities of such series required to consent to any supplemental indenture or to any waiver provided for in the Indenture;

     . change any obligation of HEI to maintain an office or agency at the place or places where the principal of and premium, if any, and interest, if any, on the Securities of such series are payable; or

     . modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

      A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of any other Securities.

      The holders of 66 2/3% in aggregate principal amount of the outstanding Securities of a series may waive compliance by HEI with the provisions of the Indenture restricting liens and sale-leaseback transactions insofar as they relate to the Securities of such series. The holders of a majority in aggregate principal amount of the outstanding Securities of a series may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest or in respect of any covenant or provision of the Indenture referred to in the second preceding paragraph above.

Regarding the Trustee

      HEI and its affiliates may, from time to time, enter into commercial banking and other transactions with the Trustee in the ordinary course of business.

Listing

      The Notes will not be listed on any national or regional securities exchange.

Governing Law

      The Indenture and the Notes will be governed by the laws of the State of New York.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

      The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of Notes. Except where noted, it deals only with Notes held as capital assets by holders that are United States Persons ("U.S. Holders") and that purchased Notes at their original issuance, and assumes that the holder is the beneficial owner of the Note. For this purpose, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust the administration of which is subject to the primary jurisdiction of a United States court and with respect to which one or more United States persons have authority to control all substantial decisions.

      This summary does not deal with special situations, such as those of dealers in securities, financial institutions, insurance companies, individual retirement or other tax-deferred accounts, tax exempt organizations, persons who hold Notes as a hedge against currency risk, persons who have otherwise hedged the risk of ownership of a Note or persons who hold Notes as part of a straddle with other investments or whose "functional currency" is not the U.S. dollar. Furthermore, it does not address the United States federal income tax consequences of purchasing, owning and disposing of Amortizing Notes and it does not address, to the extent relevant, the United States federal income tax consequences of purchasing, owning and disposing of extendible Notes or renewable Notes. Finally, it does not purport to cover any foreign, state or local tax consequences associated with the purchase, ownership or disposition of Notes or all of the possible United States federal income tax consequences of the purchase, ownership or disposition of Notes.

      The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), including the regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. There is no assurance that the Internal Revenue Service ("IRS") will not take a contrary view.

Payments of Interest

      Interest on a Note will generally be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time it is paid or accrued in accordance with the holder's method of accounting for United States federal income tax purposes. However, different rules apply with respect to Original Issue Discount Notes (as defined below).

Original Issue Discount

      An "Original Issue Discount Note" is a Note whose stated redemption price at maturity (i.e., the sum of its principal amount plus all other payments to be made on the Note other than "qualified stated interest") exceeds its issue price (i.e., the first price at which a substantial amount of the Notes in the issuance is sold, excluding sales to bond houses, brokers and others acting as underwriters, placement agents or wholesalers) by more than 0.25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. The term "Original Issue Discount Note" does not necessarily include all Notes identified as Discount Notes, and may include Notes that are not otherwise Discount Notes but that have been issued with OID for United States federal income tax purposes. "Qualified stated interest" is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate, provided that the rate appropriately takes into account the length of intervals between payments, or at certain variable rates of interest or certain combinations thereof.

      U.S. Holders of Original Issue Discount Notes with maturities of more than one year will be required to include original issue discount within the meaning of the Code ("OID") in gross income as interest income before receiving cash to which such interest income is attributable. The amount of OID annually includible in income by a U.S. Holder is the sum of the daily portions of OID with respect to each Original Issue Discount Note held by such U.S. Holder for each day during the taxable year or portion of a taxable year that the U.S. Holder holds such Original Issue Discount Note. The daily portion is determined by allocating to each day of any accrual period a pro rata portion of an amount equal to the "adjusted issue price" of the Original Issue Discount Note at the beginning of the accrual period multiplied by the yield to maturity of the Original Issue Discount Note less the amount, if any, of qualified stated interest allocable to the accrual period. The "accrual period" for an Original Issue Discount Note may be of any length and may vary in length over the term of the Original Issue Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or final day of an accrual period. The "adjusted issue price" is the issue price of the Original Issue Discount Note increased by the accrued OID for all prior accrual periods (and decreased by the amount of all payments previously made on the Original Issue Discount Note, other than qualified stated interest payments). Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") provide detailed rules for computing OID.

      Under the OID Regulations, a Floating Rate Note will qualify as a "variable rate debt instrument" if (a) its issue price does not exceed the total noncontingent principal payments due under the Floating Rate Note by more than a specified de minimis amount, (b) it does not provide for any principal payments that are contingent, and (c) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Any qualified floating rate or objective rate must be set at current value. The meanings of the terms "qualified floating rates," "single objective rate," "qualified inverse floating rate," "current value" and other terms are contained in the OID Regulations.

      If a Floating Rate Note that provides for stated interest at a single qualified floating rate (or a single objective rate) throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, then any stated interest on such Note which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the term of the Note will constitute qualified stated interest and will be taxed accordingly. Thus, such a Floating Rate will generally not be treated as having been issued with OID unless the Floating Rate Note is issued at a "true" discount (i.e., at a price below the Note's stated principal amount) in excess of a specified de minimis amount. OID on such a Floating Rate Note arising from "true" discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate.

      In general, any other Floating Rate Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Floating Rate Note. The OID Regulations generally require that such a Floating Rate Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Floating Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Floating Rate Note's issue date.

      Once the Floating Rate Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general OID rules to the "equivalent" fixed rate debt instrument. A U.S. Holder of the Floating Rate Note will account for such OID and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Floating Rate Note during the accrual period.

      If a Floating Rate Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Floating Rate Note would be treated as a contingent payment debt obligation (a "CP Note").

      U.S. Holders of CP Notes would be required to take amounts treated as interest into income, under the noncontingent bond method, as described in the OID Regulations, whether or not any payment thereon is fixed or determinable in the taxable year. HEI would be required to determine the "comparable yield" for the CP Note, which is the yield at which HEI would issue a fixed rate instrument with similar terms and conditions, such as the level of subordination. In no event may this yield be less than the applicable federal rate, which is periodically published in IRS revenue rulings.

      In addition, HEI would be required to construct a projected payment schedule, including the amount of all noncontingent payments and each contingent payment. These scheduled payments must produce the comparable yield for the CP Note. A U.S. Holder will be required to use this projected payment schedule to determine its interest (all of which is accrued as OID, as described above) and adjustments thereto with respect to a CP Note, unless it determines its own schedule and explicitly discloses that fact to the IRS. In such an event, HEI would provide the projected payment schedule for any CP Note with the relevant pricing supplement.

      If the amount of a contingent payment on a CP Note is more than the projected amount of the contingent payment, as reflected in the projected payment schedule, the excess constitutes a positive adjustment, generally on the date of payment. If the amount of the contingent payment is less than the projected amount thereof, the difference is a negative adjustment.

      The amount by which the positive adjustments on a CP Note in a taxable year exceeds the negative adjustments in that year constitutes a net positive adjustment, which is treated as additional interest for the taxable year.

      The amount by which negative adjustments on a CP Note in a taxable year exceed the positive adjustments in that year constitutes a net negative adjustment. A U.S. Holder's net negative adjustment for a taxable year first reduces the U.S. Holders' amount otherwise includible as interest on the CP Note for the taxable year. Second, to the extent the negative adjustment exceeds the U.S. Holder's amount of interest for the taxable year, the excess constitutes an ordinary loss, limited to the amount of interest on the CP Note included by the U.S. Holder in prior taxable years reduced by any amount of net negative adjustments from prior taxable years which were previously treated as ordinary losses. Third, any remainder of net negative adjustments is a carryforward to the extent of the U.S. Holder's interest on the CP Note in subsequent taxable years or, if the U.S. Holder has a negative adjustment carryforward in the year of retirement, sale or disposition, it reduces the amount realized on such retirement, sale or disposition.

Short-Term Notes

      In the case of Original Issue Discount Notes having a term of one year or less ("Short-Term Notes"), all payments (including stated interest) are included in the stated redemption price at maturity. The excess of the stated redemption price at maturity over the issue price of a Short-Term Note generally constitutes OID.

      In general, individuals and certain other cash-method U.S. Holders of Short-Term Notes are not required to include OID in income as it accrues unless they elect to do so. However, accrual-method taxpayers and certain other holders are required to include OID in income. Unless such holder makes an election to accrue OID according to a constant-yield method based on daily compounding, it must be included on a straight-line basis. In the case of a U.S. Holder who is not required (and does not elect) to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note will be ordinary income to the extent of the OID accrued through the date of sale, exchange or retirement. In addition, U.S. Holders who do not elect to currently include OID may be required to defer deductions for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Short-Term Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

      In addition, U.S. Holders may elect to determine the amount of discount, referred to as acquisition discount, to be included in gross income by using their tax basis instead of the issue price. If such an election is made, it applies to all obligations acquired in or after the first taxable year to which the election applies, which election may be revoked only with the consent of the IRS. This acquisition discount constitutes ordinary income and not capital gain.

Market Discount

      If a U.S. Holder purchases a Note, other than an Original Issue Discount Note, for an amount that is less than its stated redemption price at maturity or, in the case of an Original Issue Discount Note, for an amount that is less than its adjusted issue price, such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a specified de minimis amount.

      Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of an Original Issue Discount Note, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount under a constant-yield method.

      A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues (either ratably or under a constant-yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Amortizable Bond Premium

      On December 30, 1997, final Treasury regulations were issued relating to the federal income tax treatment of amortizable bond premium. The final regulations are effective for debt instruments acquired on or after March 2, 1998. However, if a holder makes an election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the regulations apply to debt instruments held on or after the first day of the taxable year in which the election is made. The final regulations generally apply to debt instruments acquired at a premium. Certain instruments, however, including certain instruments providing for contingent payments, are excluded from the application of the final regulations. The following discussion reflects the final regulations.

      A U.S. Holder who purchases a Note for an amount in excess of the sum of all amounts, other than qualified stated interest, payable on the Note after the purchase date will be considered to have purchased the Note at a "premium" and, in the case of an Original Issue Discount Note, will not be required to include any OID in income. A U.S. Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. For any Floating Rate Note that is a "variable rate debt instrument" under the OID Regulations, that method is implemented by constructing an "equivalent fixed rate instrument," as provided in the OID Regulations. The amount amortized in any year reduces both the U.S. Holder's adjusted basis in the Note and interest income from the Note. Under the final regulations, any excess bond premium allocable to an accrual period is deductible by the holder for that accrual period. The amount deductible, however, is limited by the amount of the holder's prior income inclusions on the instrument, and any excess is carried forward to the next accrual period. In addition, in the case of instruments that have alternative payment schedules that are predicated on the unilateral exercise of an option by the issuer or the holder, the amount of bond premium that is amortizable in an accrual period is calculated by assuming that both the issuer and the holder will exercise or not exercise options in a manner that maximizes the holder's yield. Thus, under the final regulations, a holder may be required to amortize bond premium by reference to the Stated Maturity, even if it appears likely that the Note will be called. The final regulations also contain rules applicable if such contingency occurs or fails to occur contrary to the assumption utilized.

      U.S. Holders not making an election to amortize bond premium are not required to reduce the adjusted basis of their Notes and consequently may recognize less gain or more loss upon their disposition. The election to amortize premium, once made, applies to all debt instruments held or subsequently acquired by the electing U.S. Holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors about this election.

Election to Treat All Interest as OID

      Subject to certain limitations, U.S. Holders may elect to treat all interest and discount on Notes as OID and calculate the amount includible in gross income under the constant-yield method described above. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, acquisition discount and other unstated interest, as adjusted by any amortizable bond premium. If a U.S. Holder makes this election for a Note with amortizable bond premium, the election is treated also as an election under the amortizable bond premium provisions, described above, and the electing U.S. Holder will be required to amortize bond premium currently for all of the U.S. Holder's other debt instruments with amortizable bond premium. The election is to be made for the taxable year in which the U.S. Holder acquired the Note, and may not be revoked without the consent of the IRS.

Sale, Exchange and Retirement of Notes

      A U.S. Holder's tax basis of a Note will, in general, be the U.S. Holder's cost therefor, increased by OID previously included in income of the U.S. Holder but reduced by any amortizable bond premium to the extent amortized and any payments, other than qualified stated interest, while held by the U.S. Holder. Upon the sale, exchange, retirement or other taxable disposition of a Note, gain or loss will be recognized equal to the difference between (i) the amount of cash and fair market value of property received (excluding an amount attributable to accrued and unpaid stated interest not previously included in income, which will be taxed as ordinary income) and (ii) the U.S. Holder's tax basis in the Note. Except as described above with respect to Short-Term Notes and the OID, market discount and amortizable bond premium rules, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income, and the deductibility of capital losses of U.S. Holders is subject to limitations.

Backup Withholding and Information Reporting

      In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium on Notes and to the proceeds of sale of a Note made to U.S. Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the holder fails to provide its taxpayer identification number or certification of its exempt status or fails to report in full dividend and interest income.

      The Paying Agent will report the amount of accrued OID on Original Issue Discount Notes held of record by persons other than corporations and other exempt holders, to the extent required by applicable law.

      Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

      The Notes are being offered on a continuing basis for sale by HEI, to or through the Agents, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. or one or more other Agents appointed from time to time by HEI pursuant to the terms of the Distribution Agreement relating to the offering of the Notes. The Agents, individually or in a syndicate, may purchase Notes, as principal, from HEI from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent, or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. If agreed to by HEI and the applicable Agent, such Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Notes at 100% of the principal amount thereof, unless the applicable pricing supplement states otherwise. HEI will pay a commission to each such Agent, ranging from .125 % to .750% of the principal amount of a Note, depending upon its Stated Maturity, sold through such Agent, as agent. The following table describes the potential proceeds HEI will receive if it sells all of the Notes but does not include expenses payable by HEI, which are estimated to be $250,000:

                 Price to    Agents' Commissions
                  Public        and Discounts            Proceeds to HEI
               ------------  -------------------         ---------------
Per Note......     100%         .125% to .750%          99.250% to 99.875%
Total......... $300,000,000 $375,000 to $2,250,000 $297,750,000 to $299,625,000

      HEI may also sell the Notes directly to purchasers in those jurisdictions in which it is permitted to do so. No commission or discount will be payable by HEI on Notes sold directly by HEI.

      Any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. An Agent may sell Notes it has purchased from HEI as principal to certain dealers less a concession equal to all or any portion of the discount it received in connection with such purchase. Such Agent may allow, and such dealers may reallow, any portion of the discount received in connection with such purchase. After the initial offering of Notes, the offering price (in the case of Notes to be resold on a fixed offering price basis), the concession and the reallowance may be changed.

      HEI reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders in whole or in part (whether placed directly with HEI or through an Agent). Each Agent will have the right, in its discretion, reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it on an agency basis.

      Payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

      No Note will have an established trading market when issued. The Notes will not be listed on any securities exchange. Each of the Agents may from time to time purchase and sell Notes in the secondary market, but no Agent is obligated to do so, and there can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops. From time to time, each of the Agents may make a market in the Notes, but no Agent is obligated to do so and the Agents may discontinue any such market-making activity at any time.

      In connection with an offering of Notes purchased by one or more Agents as principal on a fixed price basis, each such Agent will be permitted to engage in certain transactions that stabilize the price of such Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Notes. If an Agent creates a short position in such Notes (i.e., if it sells Notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent may reduce that short position by purchasing Notes in the open market.

      In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

      Neither HEI nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither HEI nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions once commenced will not be discontinued without notice.

      Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act. HEI has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof. HEI has agreed to reimburse each of the Agents for certain other expenses.

      The Agents from time to time provide investment banking services to HEI and may from time to time engage in transactions with and perform other services for HEI in the ordinary course of business.

                               VALIDITY OF NOTES

      The validity of the Notes will be passed upon for HEI by Goodsill Anderson Quinn & Stifel, Honolulu, Hawaii, and for the Agents by Winthrop, Stimson, Putnam & Roberts, New York, New York. The opinions of counsel will be delivered at the commencement date for HEI's Series C medium-term note program (and under certain circumstances at intervals thereafter) and will assume that each future issuance of the Notes complies with the Indenture and laws, agreements and instruments then binding on HEI. Goodsill Anderson Quinn & Stifel will rely as to all matters of New York law upon the opinion of Winthrop, Stimson, Putnam & Roberts, and Winthrop, Stimson, Putnam & Roberts will rely as to all matters of Hawaii law upon the opinion of Goodsill Anderson Quinn & Stifel.

                                    EXPERTS

      The consolidated financial statements of HEI and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, included in HEI's Current Report on Form 8-K dated February 23, 1999, incorporated by reference herein, and the consolidated financial statements and schedule of HEI and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference and included, respectively, in HEI's 1997 Form 10-K, incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO OF HAWAIIAN ELECTRIC INDUSTRIES, INC.]

                                  $300,000,000


                               Hawaiian Electric
                                Industries, Inc.


                               Medium-Term Notes,
                                    Series C



                               ----------------
                                   PROSPECTUS
                               ----------------



                              Merrill Lynch & Co.

                              Goldman, Sachs & Co.



                                        , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution*

     Securities and Exchange Commission registration fee............ $ 26,132**
     Legal fees and expenses........................................  100,000
     Printing and engraving expenses................................   25,000
     Accounting fees and expenses...................................   40,000
     Trustee fees and expenses......................................    3,000***
     Blue Sky fees and expenses.....................................    3,500
     Other..........................................................   52,368
                                                                     --------
         Total...................................................... $250,000
                                                                     ========

--------
*    All amounts other than the SEC registration fee are estimated.

** A total of $62,481 was previously paid in connection with securities carried forward to this Registration Statement from Registration Statement No. 333-58820 and Registration Statement Nos. 333-18809, 333-18809-01, 333-
     18809-02, 333-18809-03 and 333-18809-04.

***  Does not include annual service fee.

ITEM 15. Indemnification of Directors and Officers

  The Restated Articles of Incorporation of HEI provide that HEI will indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of being or having been a director, officer, employee or agent of HEI, provided that such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of HEI, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to an action brought by or in the right of HEI in which such person is adjudged to be liable for negligence or misconduct in the performance of that person's duty to HEI, indemnification may be made only to the extent deemed fair and reasonable in view of all the circumstances of the case by the court in which the action was brought or any other court having jurisdiction. The indemnification provisions in the Restated Articles of Incorporation were authorized at the time of their adoption by the applicable provisions of the Hawaii Revised Statutes, and substantially similar authorizing provisions are currently set forth in
Section 415-5 of the Hawaii Revised Statutes.

  At HEI's annual meeting of stockholders held on April 18, 1989, the stockholders adopted a proposal authorizing HEI to enter into written indemnity agreements with its officers and directors. Pursuant to such authority, HEI has entered into agreements of indemnity with certain of its officers and directors. The agreements provide for mandatory indemnification of officers and directors to the fullest extent authorized or permitted by law, which could among other things protect officers and directors from certain liabilities under the Securities Act of 1933. Indemnification under the agreements may be provided without a prior determination that an officer or director acted in good faith or in the best interests of HEI, and without prior court approval of indemnification of an officer or director adjudicated liable in a shareholder's derivative action. The agreements provide for indemnification against expenses (including attorneys' fees), judgments, fines and settlement amounts in connection with any action by or in the right of HEI.

  Under a directors' and officers' liability insurance policy, directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933.

  Reference is made to Section 7 of the Distribution Agreement, which indemnifies HEI's directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

ITEM 16. Exhibits

  The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.

    *1     Form of Distribution Agreement between HEI and Merrill Lynch & Co.,
            Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman,
            Sachs & Co., as Agents
     4(a)  Indenture, dated as of October 15, 1988, between HEI and Citibank,
            N.A., as Trustee (previously filed as Exhibit 4(a) to Registration
            Statement on Form S-3, Regis. No. 33-58820)
     4(b)  First Supplemental Indenture dated as of June 1, 1993 between HEI and Citibank, N.A., as Trustee (previously filed as Exhibit 4(a) to
            HEI's Quarterly Report on Form 10-Q for the quarter ended September
            30, 1993, File No. 1-8503)
    *4(c)  Form of Second Supplemental Indenture between HEI and Citibank,
            N.A., as Trustee
    *4(d)  Form of Fixed Rate Note for issuance by HEI (included in Exhibit
            4(c))
    *4(e)  Form of Floating Rate Note for issuance by HEI (included in Exhibit
            4(c))
    *5(a)  Opinion of Goodsill Anderson Quinn & Stifel
    *5(b)  Opinion of Winthrop, Stimson, Putnam & Roberts
    *12(a) Computation of Ratios of Earnings to Fixed Charges (excluding interest on ASB deposits)
    *12(b) Computation of Ratios of Earnings to Fixed Charges (including interest on ASB deposits)
    *23(a) Consent of KPMG LLP
    *23(b) Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit
            5(a))
    *23(c) Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit
            5(b))
    *24    Power of Attorney
    *25    Form T-1 Statement of Eligibility and Qualification under the Trust
            Indenture Act of 1939

ITEM 17. Undertakings

  HEI hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by HEI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished by HEI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  HEI hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of HEI's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of HEI pursuant to the provisions described under Item 15 above, or otherwise, HEI has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by HEI of expenses incurred or paid by a director, officer or controlling person of HEI in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, HEI will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 2nd day of March, 1999.

                                          HAWAIIAN ELECTRIC INDUSTRIES, INC.

                                                  /s/ ROBERT F. MOUGEOT
                                          By: _________________________________
                                                     Robert F. Mougeot
                                                  Financial Vice President
                                                and Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signatures                          Title                  Date
              ----------                          -----                  ----

           ROBERT F. CLARKE*          Chairman of the Board,         March 2, 1999
 ____________________________________  President and Director
           Robert F. Clarke            (Chief Executive Officer)

          ROBERT F. MOUGEOT*          Financial Vice President and   March 2, 1999
 ____________________________________  Chief Financial Officer
          Robert F. Mougeot            (Principal Financial
                                       Officer)

           CURTIS Y. HARADA*          Controller (Principal          March 2, 1999
 ____________________________________  Accounting Officer)
           Curtis Y. Harada

            DON E. CARROLL*           Director                       March 2, 1999
 ____________________________________
            Don E. Carroll

          RICHARD HENDERSON*          Director                       March 2, 1999
 ____________________________________
          Richard Henderson

                                      Director
 ____________________________________
            Victor Hao Li

            T. MICHAEL MAY*           Director                       March 2, 1999
 ____________________________________
            T. Michael May

            BILL D. MILLS*            Director                       March 2, 1999
 ____________________________________
            Bill D. Mills

           A. MAURICE MYERS*          Director                       March 2, 1999
 ____________________________________
           A. Maurice Myers

           DIANE J. PLOTTS*           Director                       March 2, 1999
 ____________________________________
           Diane J. Plotts

              Signatures                          Title                 Date
              ----------                          -----                 ----
            JAMES K. SCOTT*           Director                      March 2, 1999
 ____________________________________
            James K. Scott

          OSWALD K. STENDER*          Director                      March 2, 1999
 ____________________________________
          Oswald K. Stender

           KELVIN H. TAKETA*          Director                      March 2, 1999
 ____________________________________
           Kelvin H. Taketa

         JEFFREY N. WATANABE*         Director                      March 2, 1999
 ____________________________________
         Jeffrey N. Watanabe


       /s/ ROBERT F. MOUGEOT
 *By ________________________________
          Robert F. Mougeot
 For himself and as Attorney-in-Fact
 for the above mentioned officers and
  directors

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit                                                             Numbered
   No.                         Description                             Page
 -------                       -----------                         ------------
  *1     Form of Distribution Agreement between HEI and Merrill
          Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
          Incorporated and Goldman, Sachs & Co., as Agents
   4(a)  Indenture, dated as of October 15, 1988, between HEI and Citibank, N.A., as Trustee (previously filed as
          Exhibit 4(a) to Registration Statement on Form S-3,
          Regis. No. 33-58820)
   4(b)  First Supplemental Indenture dated as of June 1, 1993 between HEI and Citibank, N.A., as Trustee (previously
          filed as Exhibit 4(a) to HEI's Quarterly Report on
          Form 10-Q for the quarter ended September 30, 1993,
          File No. 1-8503)
  *4(c)  Form of Second Supplemental Indenture between HEI and
          Citibank, N.A., as Trustee
  *4(d)  Form of Fixed Rate Note for issuance by HEI (included in Exhibit 4(c))
  *4(e)  Form of Floating Rate Note for issuance by HEI
          (included in Exhibit 4(c))
  *5(a)  Opinion of Goodsill Anderson Quinn & Stifel
  *5(b)  Opinion of Winthrop, Stimson, Putnam & Roberts
 *12(a)  Computation of Ratios of Earnings to Fixed Charges
          (excluding interest on ASB deposits)
 *12(b)  Computation of Ratios of Earnings to Fixed Charges
          (including interest on ASB deposits)
 *23(a)  Consent of KPMG LLP
 *23(b)  Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5(a))
 *23(c)  Consent of Winthrop, Stimson, Putnam & Roberts
          (included in Exhibit 5(b))
 *24     Power of Attorney
 *25     Form T-1 Statement of Eligibility and Qualification
          under the Trust Indenture Act of 1939

--------

  The exhibits designated by an asterisk (*) are filed herein. The exhibits not so designated are incorporated by reference to the indicated filing.